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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549



                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               February 18, 2002
               ------------------------------------------------
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                        COMMISSION FILE NUMBER 1-11775
                                               -------

                        TIMCO Aviation Services, Inc.
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            (Exact Name Of Registrant As Specified In Its Charter)

            Delaware                                  65-0665658
---------------------------------              -------------------------
 (State Or Other Jurisdiction Of                     (IRS Employer
 Incorporation Or Organization)                   Identification No.)

                                623 Radar Road
                            Greensboro, N.C. 27410
                   ----------------------------------------
                   (Address Of Principal Executive Offices)


                             (336) 668-4410 x 3004
                        -------------------------------
                        (Registrant's Telephone Number,
                             Including Area Code)


                            Aviation Sales Company
                        -------------------------------
                        (Former Name Or Former Address,
                         If Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.
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Completion of Restructuring
---------------------------

     On February 28, 2002, the Company completed its previously announced restructuring. On that date, the Company effected a one-share-for-ten-shares reverse split of its outstanding common stock. Its corporate name also changed from "Aviation Sales Company" to "TIMCO Aviation Services, Inc." and the trading symbol for its common stock on the Bulletin Board maintained by the NASD changed from "AVIO" to "TMAS." The Company also closed its note exchange offer and rights offering.

     In the note exchange offer portion of the restructuring, the Company exchanged $148,753,000 of its old 8 1/8% senior subordinated notes due 2008 for $5.1 million in cash, $100 million of its new 8% senior subordinated convertible PIK notes, 4.5 million shares of its post-reverse split common stock, and five year warrants to purchase 3.0 million shares of its post-reverse split common stock at an exercise price of $5.16 per share. In the rights offering portion of the restructuring, the Company sold 24.0 million shares of its post-reverse split common stock, raising gross proceeds of $20 million.

     Further, as part of the restructuring, the Company distributed five year warrants to purchase 3.0 million shares of its post-reverse split common stock at an exercise price of $5.16 per share to its stockholders of record at the close of business on February 27, 2002.

     The net proceeds of the rights offering, approximating $10.0 million after payment of the cash proceeds of the note exchange offer and expenses of the restructuring, will be used by the Company for working capital. After completion of the restructuring, the Company has 30.0 million shares of its post-reverse split common stock outstanding and Lacy J. Harber, the Company's principal stockholder, owns approximately 61% of the Company's outstanding common stock. Additionally, in connection with the restructuring the Board of Directors has terminated the Company's Stockholders' Rights Plan.

     A copy of the Company's press release announcing the completion of the restructuring is attached hereto as Exhibit 99.1.

Post Closing Resolution Agreement with Kellstrom Industries, Inc.
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     On February 18, 2002, the Company entered into a Post-Closing Resolution
Agreement (the "Agreement") with Kellstrom Industries, Inc. ("Kellstrom"). The Agreement is intended to resolve and settle globally outstanding disputes between the Company and Kellstrom (the "Settlement") relating to matters arising out of the Company's December 2000 sale of substantially all of the assets of its redistribution operation to Kellstrom and to KAV Inventory, LLC ("KAV"), a limited liability company owned 50% by the Company and 50% by Kellstrom.

     The Agreement provides that:

          a. Kellstrom will purchase certain furniture, fixtures and equipment ("FF&E") from Aviation Sales Distribution Services Company ("ASDC"), a subsidiary of the Company, which equipment is currently being used by Kellstrom in the operation of its business;

          b. Kellstrom will "put" certain uncollected accounts receivable which were sold by ASDC to Kellstrom as part of the sale of the assets of the redistribution operation to the Company in accordance with the terms of the Asset Purchase Agreement, dated December 1, 2000, among Kellstrom, the Company and ASDC (the "APA");

          c. Kellstrom and the Company will resolve outstanding purchase price adjustment disputes under the APA and under the Inventory Purchase Agreement, dated December 1, 2000, among the Company, ASDC and KAV;

          d. The Company and Kellstrom will settle and setoff amounts due and owing in the ordinary course between Kellstrom and the Company, including certain rental amounts owed by Kellstrom under the Miramar Lease (defined below);

          e. Kellstrom's sub-lease (the "Miramar Lease") of the Company's 545,000 square foot Miramar, Florida warehouse and office facility (the "Miramar Facility") will be amended to provide for a term of twenty (20) years with an annual minimum rental of $2,750,000 for the first five years, $3,000,000 for years six through ten and a fair market value thereafter (all subject to CPI increases). Further, the amended Miramar Lease will provide Kellstrom with a one-time right to terminate the Miramar Lease upon the completion of the 7th lease year after the closing of the settlement;

          f. The Non-Competition Agreement between the Company and Kellstrom will be amended to, among other things, allow the Company's Aerocell Structures flight surfaces MR&O operation to exchange flight surfaces with its customers and to allow the Company, during the six months following the completion of the settlement to sell up to $4.0 million of aircraft parts;

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          g.   The Cooperation Agreement between Kellstrom and the Company, which obligates the Company to purchase aircraft parts from Kellstrom, will be terminated; and

          h. The Company will support a new consignment agreement for the consignment of the KAV inventory to Kellstrom on certain amended terms.

     The Settlement, if completed, is expected to result in a net payment to the Company of approximately $300,000 in cash.

     Closing of the Settlement is subject to various closing conditions. In particular, the settlement is subject to approval of the bankruptcy court in Kellstrom's Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the District of Delaware (Case no. 02-10536). On February 20, 2002, Kellstrom filed its bankruptcy petition and announced that it had executed an agreement, subject to Bankruptcy Court approval, to sell its business to an entity controlled by Inverness Management LLC. The Company believes that the sale of the FF&E to Kellstrom and the execution of the Miramar lease amendment between the Company and Kellstrom are required as part of Kellstrom's proposed sale of its business.

     The closing of the Settlement is also subject to, among other conditions, the approval of the Company's senior revolving credit lenders and TROL facility lender and to a satisfactory long-term restructuring of the Company's TROL facility.

     The foregoing is a summary of the information contained in the agreement relating to the Settlement. Reference is made to the more detailed information contained therein and attached hereto as Exhibits 10.1 to 10.4.

     Settlement between Kellstrom and certain lenders affiliated with the
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Company
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     In December 2000, at the time of the Company's sale of its redistribution operation to Kellstrom, four investors posted $8.0 million in letters of credit with Kellstrom's lenders to support Kellstrom's senior revolving credit facility. One of those investors is an entity controlled by Lacy Harber, the Company's principal stockholder. A second is an entity controlled by Robert Alpert, a former director and principal stockholder of the Company. The letters of credit were drawn by Kellstrom's senior lenders in October 2001 and the four investors are now creditors of Kellstrom in its bankruptcy proceeding.

            As part of the Agreement, Kellstrom has agreed to grant the four investors an option to purchase a facility owned by Kellstrom located in Sunrise, Florida for a period of one year following the closing of the Settlement for a net amount of $5.5 million, which includes a credit for the $8.0 million of letters of credit which were previously drawn by Kellstrom's lenders. Completion of this transaction is one of the conditions to the closing of the Settlement with Kellstrom.

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         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

Exhibit No.   Description
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10.1          Post-Closing Resolution Agreement among the Company, ASDC and
              Kellstrom, dated as of February 18, 2002

10.2          Form of First Amendment to Lease regarding the Miramar Facility

10.3          Form of Amendment to Non-Competition Agreement

10.4          Term Sheet for Amended Consignment Agreement

99.1          Press Release announcing closing of restructuring, dated
              February 28, 2002

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 5/th/ day of March, 2002.


                                            TIMCO AVIATION SERVICES, INC.

                                            /s/ C. Robert Campbell
                                            ---------------------------------
                                            C. Robert Campbell
                                            Executive Vice President and CFO

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                                  EXHIBIT INDEX

Exhibit No.       Description
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10.1              Post-Closing Resolution Agreement among Kellstrom, the Company and ASDC, dated as of February 18, 2002

10.2              Form of First Amendment to Lease regarding the Miramar
                  Facility

10.3              Form of Amendment to Non-Competition Agreement

10.4              Term Sheet for Amended Consignment Agreement

99.1              Press Release announcing closing of restructuring, dated
                  February 28, 2002